Exhibit 10.38

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 1st day of November, 2011, between ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company (“Landlord”), and ONYX PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Building:	The to be constructed building containing 5 floors to be known as 259 East Grand Avenue, South San Francisco, California

Premises:	The Building containing approximately 170,618 rentable square feet as shown on Exhibit A, subject to adjustment as provided for in Section 5 hereof.

Project:	The real property on which the Building is located together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	$3.10 per rentable square foot of the Premises per month, subject to adjustment as provided for in Sections 3 and 4 herein.

Rentable Area of Premises: 170,618 sq. ft., subject to adjustment as provided for in Section 5 hereof.

Rentable Area of Building: 170,618 sq. ft.

Rentable Area of Project: 300,019 sq. ft., subject to adjustment as provided for in Section 5 hereof.

Building’s Share of Project: 56.87%

Tenant’s Share of Operating Expenses of Building: 100%

Tenant’s Share of Operating Expenses of Project: 56.87%, subject to adjustment as provided for in Section 5 hereof.

Security Deposit: $499,100

Target Commencement Date: 12 months after the earlier of (i) the date Landlord orders the steel and production piles for the Building Shell and (ii) the Outside Steel Order Date (as such terms are hereinafter defined)

Rent Adjustment Percentage: 3%

Base Term:	Beginning on the Commencement Date and ending 132 months from the first day of the first full month following the Rent Commencement Date subject to extension as provided for in the 4th paragraph of Section 2 hereof
(“Expiration Date”).

Permitted Use:	Research and development laboratory, office and other uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
P.O. Box 975383	385 E. Colorado Boulevard, Suite 299
Dallas, TX 75397-5383	Pasadena, CA 91101
Attention: Corporate Secretary

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Tenant’s Notice Address:

249 E. Grand Avenue

South San Francisco, CA 94080

Attention: General Counsel

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A - PREMISES DESCRIPTION	☒ EXHIBIT B - DESCRIPTION OF PROJECT
☒ EXHIBIT C - WORK LETTER	☒ EXHIBIT D - COMMENCEMENT DATE
☒ EXHIBIT E - RULES AND REGULATIONS	☒ EXHIBIT F - TENANT’S PERSONAL PROPERTY
☒ EXHIBIT G - PEDESTRIAN BRIDGE	☒ EXHIBIT H - APPROVED SIGNAGE
☒ EXHIBIT I - HAZMAT STORAGE AREA	☒ EXHIBIT J - SITE PLAN

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The shell portion of the Pedestrian Bridge (as defined in the Work Letter) shall be built as part of the Building Shell and shall be considered part of the Premises, except that the Rentable Area of the Premises, Building or Project shall not include, and Tenant’s Share shall not reflect, the square footage thereof. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use and provided that such modifications do not materially increase the obligations or materially decrease the rights of Tenant under this Lease.

2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall be responsible for the design and construction of the Building Shell (as defined in the Work Letter) as set forth in the Work Letter. DGA is the architect (“Building Shell Architect”) for the Building Shell, and the contractors for the Building Shell shall be selected and engaged by Landlord in the exercise of Landlord’s sole and absolute discretion. Any Tenant Delays (as defined below) shall reduce the Outside Date (as defined below) on a day for day basis. Tenant acknowledges that certain plans and other information that may be made available to Tenant pursuant to the provisions of this Section 2 constitute information that Landlord considers confidential and, upon request from Landlord, Tenant shall execute a confidentiality and non-disclosure agreement reasonably acceptable to Landlord and Tenant with respect to such confidential information.

Landlord shall deliver the Premises to Tenant for the commencement of the construction of the Tenant Improvements (as defined in the Work Letter) on the Weather-Tight Building Shell Delivery Date (“Delivery” or “Deliver”) which Landlord shall use reasonable efforts to cause to occur on or before the Target Commencement Date. The “Weather-Tight Building Shell Delivery Date” shall be the date that that Tenant is notified accurately by Landlord or the general contractor for the Building that construction of the Building Shell is at a point where the Building is weather tight and is in a condition acceptable for the commencement of construction of the Tenant Improvements. If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom except as expressly provided for below, and this Lease shall not be void or voidable. If Landlord does not Deliver the Premises within 120 days of the Target Commencement Date for any reason other than Force Majeure (as defined in Section 34 below) and Tenant Delays, Tenant shall be entitled, starting on the Rent Commencement Date, to occupy the Premises without the obligation to pay Base Rent, 1 day for each day following the Target Commencement Date (as extended for Force Majeure and Tenant Delays) until the Weather-Tight Building Shell Delivery Date; provided, however, that such free rent period shall be reduced 1 day for every day up to a maximum of 120 days that delays in obtaining the permits for the Pedestrian Bridge delays (as reasonably determined by the Building Shell Architect or Landlord’s contractor) Landlord’s Delivery of the Premises. Notwithstanding any of the foregoing, no Tenant Delay shall be deemed to have occurred under this Lease except to the extent that (a) Tenant’s and/or any Tenant Parties’ action and/or inaction actually contributed to such delay beyond the Target Commencement Date (as reasonably determined by the Building Shell Architect or Landlord’s contractor) and (b) such delay continues for more than one day following Landlord’s written (or email) notice to Tenant of the matter that caused the delay.

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On or before the Outside Steel Order Date (as defined below), Landlord shall place the order for the steel for the Building Shell. If Landlord fails to timely place the order for the steel for the Building Shell, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided for in the immediately following sentence. If, for any reason, Landlord fails to place the order for the steel for the Building Shell within 5 business days (as extended by Tenant Delays and/or delays due to Force Majeure, the “Outside Steel Order Date”) after the earlier of (a) the date that Tenant’s Termination Right (as defined in Section 41) is waived or deemed waived, or (b) the date requests in writing to Landlord that Landlord order the steel, Tenant shall have the one time right (“Expansion Termination Right”) to terminate this Lease and if so terminated, then, notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall have any further rights, duties or obligations to one another with respect to the Premises except that Landlord shall refund to Tenant the Security Deposit and any amounts paid by Tenant to Landlord pursuant to Section 41(a), except, however that Landlord shall have no obligation to refund any amounts paid by Tenant pursuant to Section 41(a) and under the Work Letter if this Lease terminate as a result of Tenant’s election to terminate pursuant to Section 41(b). If Tenant fails to deliver written notice to Landlord within 5 business day after the Outside Steel Order Date of its election to terminate pursuant to the provisions of the preceding sentence, Tenant shall be deemed to have forever waived its Expansion Termination Right. The parties hereby agree that, if applicable, for each day during the 1.5 month period following the expiration of the Outside Steel Order Date until Landlord places the steel order for the Building Shell, Tenant shall be entitled, starting on the Rent Commencement Date, to occupy the Premises without the obligation to pay Base Rent for 1 day. If Tenant exercises the Expansion Termination Right or Landlord places the steel order prior to the expiration of the Outside Steel Order Date, the provisions of the preceding sentence shall not apply. A delay by Tenant (“Tenant Delay”) shall only be deemed to have occurred to the extent such delay (i) actually contributes to delaying (a) Landlord’s placing of Landlord’s steel order for the Building Shell beyond the Outside Steel Order Date, or (b) the design, permitting or construction of the Building Shell to the point where it meets the requirements of the Water Tight Building Shell Delivery Date beyond the Target Commencement Date and (ii) continues for more than one day following Landlord’s written (or email) notice to Tenant of the matter that caused the delay.

The “Commencement Date” shall be the date Landlord Delivers the Premises to Tenant. The “Rent Commencement Date” shall be the later of: (i) the Substantial Completion of the Building Shell (or the date that the Building Shell would have been Substantially Complete but for any delays caused by Tenant or any Tenant Party in Landlord’s Substantial Completion of the Building Shell following the Weather-Tight Building Shell Delivery Date, which delays continue for more than one day following Landlord’s written (or email) notice to Tenant of the matter that caused the delay) and (ii) the earlier of: (a) the date Tenant occupies and conducts any business in the Premises or any part thereof; and (b) 12 months after the Commencement Date (“Outside Date”); provided, however, that the Outside Date shall be extended one day for each day that Substantial Completion of the Tenant Improvements is delayed due to Landlord Delay (as defined in the Work Letter) and Force Majeure (as hereinafter defined). Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 40 hereof. Notwithstanding anything to the contrary contained herein, if the Base Term (as defined in the 249 Lease (as defined below)) of the 249 Lease is extended pursuant to the express provisions of Section 39(a) of the 249 Lease, the Expiration Date of this Lease shall be automatically extended to be coterminous with the Base Term (as defined in the 249 Lease) of the 249 Lease and, upon request of Landlord, Tenant shall execute an acknowledgement of the same; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. As used herein, the “249 Lease” shall mean that certain Lease Agreement dated July 9, 2010, as the same has been and may in the future be amended, between Landlord and Tenant with respect to certain premises located at 249 East Grand Avenue, South San Francisco, California (the “249 Building”).

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Except as set forth in this Lease or the Work Letter, if applicable: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

Notwithstanding anything to the contrary contained herein, for the period of 90 consecutive days after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the roof of and elevators in the Building and other portions of the Building Shell, unless Tenant and/or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3. Rent.

(a) Base Rent. The Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof commencing on the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as expressly provided in this Lease.

Notwithstanding anything to the contrary contained herein, Tenant shall be required to pay Base Rent under this Lease with respect to only (i) 96,000 rentable square feet of the Premises commencing on the Rent Commencement Date through the expiration of the 18th full calendar month after the Rent Commencement Date, and (ii) 128,000 rentable square feet of the Premises commencing on the first day of the 19th full calendar month after the Rent Commencement Date through the expiration of the 30th full calendar month after the Rent Commencement Date. Tenant shall commence paying Base Rent at the rate of $3.15 per rentable square foot of the Premises per month with respect to the entire Premises on the first day of the 31st full calendar month after the Rent Commencement Date.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) the TI Rent (as defined in Section 4), and (iii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

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4. Base Rent Adjustments.

(a) Additional Tenant Improvement Allowance. Landlord shall, subject to the terms of the Work Letter, make the Additional Tenant Improvement Allowance (as defined in the Work Letter) available to Tenant for the construction of the Tenant Improvements. Commencing on the Rent Commencement Date, and continuing thereafter monthly on the same day that Base Rent is due, in addition to Base Rent, Tenant agrees to pay to Landlord the amount necessary to fully amortize over the Base Term, the portion of the Additional Tenant Improvement Allowance actually funded by Landlord with interest at a rate of 9% per annum and paid in equal monthly installments (“TI Rent”). The Additional Tenant Improvement Allowance shall only be available for use by Tenant as part of the construction of the Tenant Improvements and Tenant shall have no right thereafter to use any undisbursed portion thereof.

(b) Annual Adjustments. Base Rent shall be increased on the first day of the 43rd full calendar month after the Rent Commencement Date and on each annual anniversary thereof (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

5. Operating Expense Payments. Landlord shall endeavor to deliver to Tenant, at least 30 days prior to the beginning of each calendar year of the Term, a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year but no more than quarterly. Commencing on the Rent Commencement Date and continuing thereafter on the first day of each month of the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

Notwithstanding anything to the contrary contained herein, Tenant shall be required to pay Operating Expenses under this Lease with respect to only (i) 96,000 rentable square feet of the Premises commencing on the Rent Commencement Date through the expiration of the 18th full calendar month after the Rent Commencement Date and during such period Tenant’s Share of Operating Expenses for the Building and Project shall be 56.27% and 31.99%, respectively, and (ii) 128,000 rentable square feet of the Premises commencing on the first day of the 19th full calendar month after the Rent Commencement Date through the expiration of the 30th full calendar month after the Rent Commencement Date and during such period Tenant’s Share of Operating Expenses for the Building and Project shall be 75.02% and 42.66%, respectively. Tenant shall commence paying all of Tenant’s Share of Operating Expenses for the Building and Project on the first day of the 31st full calendar month after the Rent Commencement Date.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued in accordance with GAAP (except as otherwise provided herein) each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project)(including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements amortized over the useful life of such capital items as reasonably determined by Landlord taking into account relevant factors including, without limitation, the hours of operation of the Building and its use for laboratory/office purposes (“Approved Capital Expenses”), and the costs of Landlord’s third party property manager (not to exceed 1.5% of the then-current Base Rent for each month of the calendar year) or, if there is no third party property manager, administration rent in the amount of 1.5% of the then-current Base Rent for each month of the calendar year), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

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(b) expenditures for expansion of the Project, including to develop additional buildings at the Project;

(c) any costs incurred to remove, study, test, remediate or otherwise related to the presence of Hazardous Materials in or about the Building or the Project, which Hazardous Materials Tenant proves (i) existed prior to the Commencement Date, except to the extent caused by or contributed to by Tenant or any Tenant Party, (ii) originated from any separately demised tenant space within the Project other than the Premises, except to the extent caused by or contributed to by Tenant or any Tenant Party, or (iii) were not brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Project by Tenant or any Tenant Party (as herein defined);

(d) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments or base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(e) depreciation of the Project and reserves (except for capital improvements, the cost of which are includable in Operating Expenses);

(f) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(g) legal and other expenses incurred in the negotiation or enforcement of leases;

(h) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(i) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(j) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(k) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(n) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

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(o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(q) costs in connection with services (including electricity and janitorial), items or other benefits of a type which are not provided by Landlord to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(r) costs incurred in the sale or refinancing of the Project;

(s) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(t) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project;

(u) costs incurred in connection with the operation of any parking concession within the Project;

(v) costs incurred in connection with the performance of alterations or modifications to the Project (other than the Premises for which Tenant shall be solely responsible for) that are required solely due to the non-compliance of the Project with Legal Requirements applicable to the Project (other than the Premises for which Tenant shall be solely responsible for) as of the Commencement Date;

(w) costs occasioned by condemnation; and

(x) until the square footage of such buildings are included in the rentable area of the Project pursuant to the last paragraph of this Section 5, costs attributable to other portions of the Project other than the 249 Building, the Building, the Common Areas (including, without limitation, parking areas and access) serving both buildings and the parcels on which all of the same are located, as shown on the site plan attached hereto as Exhibit J.

Notwithstanding anything to the contrary contained in this Lease, Tenant’s Share of each deductible affecting the Premises or each uninsured casualty damage shall not exceed $12.00 per rentable square foot of the Premises (the “Cap”). Commencing on the Rent Commencement Date and on the first day of each month thereafter, the Cap shall be reduced by $0.125 per rentable square foot of the Premises; provided, however, if the Term of the Lease is extended for any reason (e.g. Tenant extends for an Extension Term or the Term is extended pursuant to the provisions of Section 39(a) of the 249 Lease), then the Cap shall be increased on the commencement date of the applicable extension to an amount equal to the product of the number of years remaining on the Term multiplied by $1.20 per rentable square foot of the Premises and the same shall be reduced each month by $0.125 per rentable square foot of the Premises. Notwithstanding anything to the contrary contained in this paragraph in no event shall the Cap be reduced below $6.00 per rentable square foot of the Premises. Tenant shall pay Tenant’s Share of any such deductible or uninsured damage in equal monthly installments (not to exceed the applicable Cap) amortized over the remaining balance of the Base Term of this Lease (or, if the event occurs during an Extension Term, then over the remaining balance of such Extension Term) with interest at 8% per annum.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable

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detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 60 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 60 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have a nationally or regionally recognized independent public accounting firm selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated such that Tenant shall not be required to pay any Taxes or other Operating Expenses for periods prior to the Rent Commencement Date or after the termination of this Lease.

The rentable square footage of the Premises shall be adjusted prior to the Weather-Tight Building Shell Delivery Date based upon the Building Shell Construction Drawings approved by both parties, using the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996) (the “Measurement Standard”). A copy of the letter or report from Landlord’s architect or engineer setting forth its calculation of the actual Rentable Area of the Premises based upon the Building Shell Construction Drawings approved by both parties (and using the Measurement Standard), together with all documentary support therefor, shall be furnished to Tenant (the “Preliminary Notice of Re-determination of RSF”). If Tenant does not object in writing to the Preliminary Notice of Re-determination of RSF within 10 business days of Landlord’s delivery thereof, the Preliminary Notice of Re-determination of RSF shall be considered the Notice of Re-determination of RSF. If, however, Tenant delivers to Landlord written notice of its objection to the square footage set forth in the Preliminary Notice of Re-determination of RSF within such 10 business day period, Landlord’s architect and an architect selected by Tenant and reasonably acceptable to Landlord for this purpose shall meet and attempt to reach agreement on the correct measurement within 10 days thereafter. If Landlord’s architect and Tenant’s architect are unable to reach agreement in such 10 day period, the two architects shall select a third architect reasonably acceptable to both parties who shall determine the correct measurement within 10 days of its selection. The determination by the architects shall be evidenced by a notice to both parties setting forth the correct measurement of the Premises (the “Notice

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of Re-determination of RSF”). If the actual rentable square footage of the Premises as set forth in the Notice of Re-determination of RSF deviates from the amount specified in the definitions of “Premises”, “Rentable Area of Premises” and “Rentable Area of Building” on page 1 of this Lease, then, this Lease shall be amended so as to (i) reflect the actual rentable square footage as set forth in the Notice of Re-determination of RSF in the definitions of “Premises”, “Rentable Area of Premises”, “Rentable Area of Building” and “Rentable Area of Project”, and (ii) appropriately adjust the amounts set forth in the definitions of “Tenant’s Share of Operating of Building” and “Tenant’s Share of Operating of the Project” which were calculated based on the square footages set forth on page 1 of this Lease. Notwithstanding the foregoing, if the actual rentable square footage of the Premises exceeds 170,618 rentable square feet, the actual rentable area of the Premises shall for all purposes be deemed to be 170,618 rentable square feet.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Following the measurement provided for in the immediately preceding paragraph, the rentable area of the Premises shall not be subject to remeasurement by either party. If Landlord has a reasonable basis for doing so, Landlord may equitably charge Tenant for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

Landlord and Tenant acknowledge that Landlord intends to develop other buildings at the Project. Upon receipt of a temporary or permanent certificate of occupancy for each new building at the Project, (x) the definition of “Rentable Area of Project” on page 1 of this Lease shall be amended as to reflect the actual rentable square footage of such buildings, and (y) the definitions of “Building’s Share of Project” and “Tenant’s Share of Operating Expenses of Project” on page 1 of this Lease shall also be amended due to the fact that the same were calculated based on the actual rentable square footage of the Building and the Project as of the date of this Lease.

6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit until Tenant shall have replaced the expired Letter of Credit with a new Letter of Credit consistent with the requirements herein, at which time Landlord shall refund the amount of the previously drawn Letter of Credit to Tenant less any amounts applied under this Lease. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall, at Landlord’s option, (i) pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease or (ii) restore the Letter of Credit to the amount defined herein.

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Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, as quickly as commercially feasible following written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance or cause the disallowance of any sprinkler or other credits. The Permitted Use as defined in this Lease will not result in the voidance of or an increased insurance risk or cause the disallowance of any sprinkler or other credits with respect to the insurance currently being maintained by Landlord. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment which will overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

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Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) or at Tenant’s expense (to the extent such Legal Requirement is applicable by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises or any alterations or modifications or Tenant Improvements made by Tenant) make any alterations or modifications to the Project that are required by Legal Requirements, including the ADA. However, Tenant shall, at Tenant’s expense, make any alterations or modifications to the Premises that are required due to the non compliance of the Premises with the Legal Requirements applicable to the Premises as of the Commencement Date. Notwithstanding any other provision herein to the contrary, subject to the first sentence of this paragraph and the terms of Section 6 of the Work Letter, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of any failure of the Premises to comply with any Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term for the first 60 days of such tenancy at sufferance and thereafter 200% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Rent Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Notwithstanding anything to the contrary herein, Landlord shall only charge Tenant for assessments as if those assessments were paid by Landlord over the longest possible term which Landlord is permitted to pay for the applicable assessments without additional charge other than interest, if any, provided under the terms of the underlying assessments. Notwithstanding anything to the contrary contained in this Lease, Taxes shall

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not include any net income taxes, gross receipts tax, estate taxes or inheritance taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder, or any late penalties, interest or fines unless due to any late payment of Rent by Tenant. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

Nothing contained in this Section 9 is intended to make Tenant responsible for the cost incurred by Landlord to obtain the building permit to construct the Building Shell pursuant to Section 6 of the Work Letter.

10. Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. Subject to the foregoing, Tenant’s pro rata share of parking shall not be less than 2.83 parking spaces per 1,000 rentable square feet of the Premises. Landlord may reasonably designate (taking into consideration the proximity of such spaces to the leased premises) certain parking spaces within the Project for the exclusive use of Tenant and other tenants in the Project on a pro rata basis as described above if Landlord determines that such parking facilities are becoming crowded.

11. Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and, to the Common Areas, janitorial services (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Landlord’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.

Nothing contained in this Section 11 is intended to make Tenant responsible for the cost of utilities or hook-up fees incurred by Landlord solely in connection with the construction of the Building Shell.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems

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(as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld. Tenant may construct nonstructural Alterations in the Premises from time to time without Landlord’s prior approval if the cost of the applicable project does not exceed $125,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing (or by email to persons designated by Landlord from time to time as Landlord’s representatives for purposes of receiving such email notices) of such intended Notice-Only Alteration. For all other Alterations, Tenant’s notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion and the procedures set forth in Sections 2(a) - 2(d), 3(a) and 4 of the Work Letter shall apply to the approval of the plans and construction but with Tenant being responsible for all costs. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 1.5% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration as to which Landlord’s consent is required to cover Landlord’s overhead and expenses where Landlord has plan review, coordination, scheduling and supervision responsibilities (albeit along with Tenant) in connection with such Alteration. Notwithstanding the foregoing, Tenant shall not be required to pay the Additional Rent provided for in the preceding sentence for an Alteration where Landlord’s obligations are limited to review and approval of plans for the proposed Alteration. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations costing in excess of $500,000 free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including,

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without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. Notwithstanding anything to the contrary contained herein, Tenant shall have no obligation to remove any Tenant Improvements. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for by Landlord, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

13. Landlord’s Repairs. Landlord, as an Operating Expense (except to the extent the cost thereof is excluded from Operating Expenses pursuant to Section 5 hereof), shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, fire risers, elevators and all other building systems serving the Premises and other portions of the Project and related utilities beyond the meters (“Building Systems”), and, if the same gets constructed, the Pedestrian Bridge, all in good repair, reasonable wear and tear and uninsured losses and damages (unless such losses or damages would have been insured losses or expenses if the insurance Landlord is required to maintain hereunder had been obtained) caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Subject to the provisions of the penultimate paragraph of Section 17, losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, at Tenant’s sole cost and expense, to the extent not covered by insurance Landlord is required to maintain hereunder (or to the extent such losses or damages would have been covered by insurance Landlord is required to maintain hereunder if such insurance had been maintained and so long as it would make reasonable business sense to Landlord unless the losses or damages in question are relatively minor, bearing in mind the potential amount of the losses and damages and the amount of the applicable deductibles, to submit a claim for such losses and damages to its insurer). Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, provided Landlord shall use reasonable efforts to minimize interference with Tenant’s Permitted Use of the Premises. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements and shall in all events use reasonable efforts to perform any repairs in a manner that will minimize interference and Tenant’s use of the Premises. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance as provided in this Lease. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

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Notwithstanding anything to the contrary contained herein, following Landlord’s construction of the building shell of the Pedestrian Bridge and continuing during the Term of this Lease, Tenant shall be responsible for reimbursing Landlord, as part of Operating Expenses, subject to the terms of Section 5 hereof, the costs incurred by Landlord in connection with the Pedestrian Bridge.

Notwithstanding the foregoing, Tenant may access the Building’s environmental management system to directly control its own utilities and shall have the obligation to maintain, at Tenant’s sole cost and expense, all of Building Systems which serve the Building except for the elevators, fire risers and utilities beyond the meters which shall be maintained by Landlord as part of Operating Expenses. The maintenance obligation described in the preceding sentence shall include, without limitation, an obligation on the part of Tenant to maintain the applicable Building Systems in good condition and repair which shall include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord, for, and with contractors specializing and experienced in the maintenance and repair of such Building Systems that Tenant is responsible for under this Lease. If Tenant fails to maintain such Building Systems in a manner reasonably acceptable to Landlord, Landlord shall have the right to provide Tenant with written notice thereof and to undertake maintenance of such Building Systems if Tenant does not cure Tenant’s failure within 10 days after receipt of such notice.

14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls, including systems serving the Premises. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder,

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except to the extent caused by the willful misconduct or negligence of Landlord or the default by Landlord in the performance of its obligations under this Lease. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project including the Tenant Improvements. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $3,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense (other than the Tenant Improvements and in no event shall Landlord be responsible for insuring of any Tenant’s Property or Alterations); workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $5,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 10 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

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The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Notwithstanding anything to the contrary contained in this Lease, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder regardless of the negligence of the party to the Lease receiving the benefit of the waiver, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18. Restoration. If, at any time during the Term, the Premises is damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall (with any insurance deductible to be treated as a current Operating Expense subject to the provisions of Section 5), promptly restore the Premises (including the Tenant Improvements but excluding any other improvements or Alterations installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant. In the event that this Lease terminates pursuant to the provisions of this Section 18 as a result of an earthquake, Tenant shall not be required to pay any deductibles applicable thereto as part of Operating Expenses. Notwithstanding anything to the contrary in this Section, the Restoration Period and the Maximum Restoration Period shall not be extended by Force Majeure.

Notwithstanding the foregoing, Landlord shall also have the right to terminate this Lease if sufficient insurance proceeds are not available to pay for such restoration in full but not in the event that sufficient insurance proceeds are not available as a result of Landlord’s failure to maintain the property

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insurance which Landlord is expressly required to maintain under this Lease. Notwithstanding the foregoing, if the Building is damaged or destroyed by a casualty which is not covered by Landlord’s insurance (or is only partially covered by Landlord’s insurance) such that any shortfall in coverage to restore the Building is (i) 5% or less of the replacement cost of the Building, Landlord shall be required to repair the Building (exclusive of Tenant’s Property and Alterations), or (ii) more than 5% of the replacement cost of the Building and Landlord is not willing to pay for the cost of the repair, then Landlord shall give written notice to Tenant of such determination (the “Determination Notice”). In addition, if any Holder requires that any of the insurance proceeds from a casualty be applied to indebtedness secured by the Project and it results in a shortfall of more than 5% of the replacement cost of the Building to complete the repairs and Landlord is not willing to pay for such shortfall, then Landlord shall have the right to provide a Determination Notice to Tenant. Either Landlord or Tenant may terminate this Lease by giving written notice (“Termination Notice”) to the other party within 30 days after receipt of the Determination Notice. Tenant shall have the right to reject Landlord’s termination notice and require Landlord to restore the Building provided, however, that Tenant provides Landlord with written notice (“Termination Rejection Notice”), within 10 business days after receipt of the Termination Notice, of Tenant’s election to require Landlord to restore the Building and Tenant pays the full amount of the shortfall over and above the 5% that Landlord would have been required to pay (“Tenant Contribution”). Landlord shall have the right to require Tenant to deposit a letter of credit complying with the terms of Section 6 above in the amount of the full Tenant Contribution with Landlord concurrently with Tenant’s delivery of the Termination Rejection Notice to secure Tenant’s obligation to pay the Tenant Contribution. Notwithstanding anything to the contrary contained in this paragraph, (w) if the shortfall which is required to be paid by Landlord is greater than 3% but not more than 5% of the replacement cost of the Building, Landlord shall have no obligation to make any repairs under this paragraph unless there is at least 7 years remaining on the Base Term of this Lease from and after the estimated completion date of the repairs, (x) if the shortfall which is required to be paid by Landlord is greater than 1% but not more than 3% of the replacement cost of the Building, Landlord shall have no obligation to make any repairs under this paragraph unless there is at least 2 years remaining on the Base Term of this Lease (or, if applicable, an Extension Term) from and after the estimated completion date of the repairs, and (y) if the shortfall which is required to be paid by Landlord is 1% or less of the replacement cost of the Building, Landlord shall be required to complete the repairs unless any provisions of this Lease other than this paragraph may apply.

Tenant may, at Tenant’s option, promptly re-enter the Premises and commence doing business in accordance with this Lease upon Landlord’s completion of all repairs or restoration required to be done by Landlord pursuant to this Section 18; provided, however, that Tenant shall nonetheless (and even if Tenant does not re-enter the Premises) continue to be responsible for all of its obligations under this Lease. Rent shall be abated from the date all required Hazardous Material Clearances applicable to Tenant’s operations at the Premises are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be

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Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, that if any of Tenant’s Alterations or Tenant Improvements to the extent paid for by Tenant and not the TI Allowance are attributed a specific value in and of themselves in connection with the Taking which increases the price or award that would in the absence of such Alterations and Tenant Improvements to the extent paid for by Tenant and not the TI Allowance have been paid to Landlord, Tenant shall have the right to make a claim for the unamortized value specifically attributable to such Alterations and Tenant Improvements to the extent paid for by Tenant and not the TI Allowance. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award other than as provided for in the preceding sentence, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days of any such notice not more than twice in any 12 month period.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed and Tenant shall fail to restore the required coverage within 5 days after notice from Landlord.

(c) Abandonment. Tenant shall abandon the Premises.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after notice to Tenant that any such lien has been filed against the Premises.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

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(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except to the extent a different time period is otherwise provided for herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(i) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(i) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that, upon request from Landlord from time to time, Tenant shall provide Landlord with any information reasonably requested by Landlord regarding the prosecution of the cure in question including, without limitation, status reports detailing actions being undertaken by Tenant.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act on behalf of Tenant. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i) Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

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(ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, to the extent allocable to the remainder of the Term, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii) (A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii) Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv) After Landlord terminates this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d) Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only

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by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Notwithstanding the foregoing, nothing contained herein shall constitute Tenant’s waiver of its right under applicable Legal Requirements to receive a 3 day notice from Landlord to quit or pay rent prior to Landlord commencing an unlawful detainer action. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, or (ii) refuse such consent, in its reasonable discretion. Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would materially lessen the value of the leasehold improvements in the Premises; (3) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (4) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (5) the proposed assignee or subtenant is an entity with whom Landlord has agreed to a letter of intent to lease space in the Project; or (6) the assignment or sublease is prohibited by Landlord’s lender. No failure of Landlord to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under

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common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment (which approval shall not be unreasonably withheld or delayed). In addition, Tenant shall have the right to assign this Lease, provided that Tenant delivers written notice thereof to Landlord within 5 business days thereafter but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Except with respect to a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form attributable to the assignment or sublease) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord,

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as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

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27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder by Tenant such subordination shall be subject to Landlord’s SNDA Obligation (as defined below). Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in this Section 27 and Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. As of the date of this Lease, Landlord represents that there is no existing Mortgage encumbering the Project. Upon written request from Tenant, Landlord shall use reasonable efforts to obtain for execution by Tenant a commercially reasonable form of subordination, non-disturbance and attornment agreement (a “SNDA”) executed by the Holder of any future Mortgage with a lien on the Project which provides subject to the terms and carve-outs reasonably required by the Holder in such SNDA, among other things, that so long as Tenant is not in Default of its obligations under this Lease, foreclosure or other enforcement of such Mortgage shall not terminate this Lease and the successor to Landlord’s interest in the Project shall recognize and be bound by the terms of this Lease including the provisions of Section 5(f) of the Work Letter and Tenant’s right to possession of the Premises (“Landlord’s SNDA Obligation”). Tenant acknowledges and agrees that the SNDA may provide that in no event shall any such Holder and/or the successor to Landlord’s interest in the Project: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership and, with respect to any continuing failure by Landlord under the Lease such as the failure to perform required maintenance and repairs, such failure shall as to such Holder or successor only be deemed to have commenced from and after the date that such party succeeds to Landlord’s interest in the Project and obtains written notice from Tenant of the failure in question; (ii) except for Section 5(f) of the Work Letter, be subject to any offsets or defenses which Tenant might have against any prior landlord, (iii) be bound by prepayment of more than one (1) month’s rent, or (iv) be obligated to be bound by any modifications or amendments to this Lease not consented to in writing by such Holder or successor to Landlord’s interest in the Project.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received following the construction of the Tenant Improvements, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s

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environmental consultant, such approval not to be unreasonably withheld or delayed. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual reasonable out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost key or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all

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actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project. Notwithstanding anything to the contrary contained in Section 28 or this Section 30, Tenant shall not be responsible for or have any liability to Landlord, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises immediately prior to the Commencement Date, (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Premises into the Premises, or (iii) any Hazardous Materials that Tenant can prove to Landlord’s reasonable satisfaction were not brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Project by Tenant or any Tenant Party, unless in any case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once per calendar year listing all Hazardous Materials which Tenant is required to disclose to any Governmental Authority (e.g., the fire department) in connection with its use or occupancy of the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a

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Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises only if there is violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) Control Areas. Tenant shall comply with all Legal Requirements applicable to the storage of Hazardous Materials at the Project.

(f) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(g) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or

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permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(h) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, other business purposes or showing the Premises to prospective purchasers and, during the last 9 months of the Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

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33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Neither Tenant nor Landlord shall be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of such party (“Force Majeure”); provided, however, that Force Majeure shall not include the inability to pay money (including, without limitation, the Rent due Landlord hereunder), general economic conditions, restrictions on the availability of credit or money, or other causes related to the particular financial condition of a party. Any party claiming Force Majeure shall be required to notify the other party of such Force Majeure promptly after the commencement of such Force Majeure and shall be required to keep such other party reasonably informed regarding the same throughout the period during which Force Majeure is being claimed. If the happening of any such Force Majeure event only partially impairs the performance of a party’s obligations hereunder, such party shall continue to perform under this Lease to the fullest extent possible in light of such Force Majeure event.

35. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than CB Richard Ellis and Cresa Partners. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall be responsible for all fees of Broker arising out of the execution of this Lease in accordance with the terms of a separate written agreement between Broker and Landlord.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S

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INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony which can be viewed from the exterior of the Premises, or (iv) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant.

Tenant shall also have the exclusive right to display, at Tenant’s cost and expense, signs bearing Tenant’s name and/or logo at locations on the Building acceptable to Landlord, in Landlord’s reasonable discretion. Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant’s name signage on the Building including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements. Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance of Tenant’s signs, for the removal of Tenant’s signs at the expiration or earlier termination of this Lease and for the repair all damage resulting from such removal. Landlord hereby approves of the signage described in Exhibit H attached hereto.

39. Intentionally Omitted.

40. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of the Lease or the expiration of any prior Extension Term.

Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that if Tenant properly exercises the first Extension Right and, if applicable, the second Extension Right under the 249 Lease, but does not properly exercise the corresponding right under this Lease, the scheduled expiration date of the then applicable Term (i.e., Base Term or, if applicable, the first Extension Term) shall be

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automatically extended as necessary, but not to exceed 15 months, so that Landlord has a full 24 months notice that Tenant is not electing to exercise the first Extension Right for the first Extension Term or, if applicable, the second Extension Right for the second Extension Term under this Lease. Tenant shall have the right to waive its right to exercise the Extension Right that can next be exercised under this Lease prior to the date that is 9 months prior to the expiration of the Base Term or the Extension Term, as applicable (the “Extension Deadline”) by delivering written notice thereof to Landlord (a “Non-Extension Election Notice”), in which case the 15-month period in the preceding sentence shall be reduced by 1 day for each day prior to the Extension Deadline that Tenant delivers the Non-Extension Election Notice to Landlord. Nothing contained herein is intended to grant Tenant any additional time to elect to exercise an Extension Right or grant Tenant the right to rescind any Extension Right previously elected by Tenant. For example purposes, (1) if Tenant delivers a Non-Extension Election Notice 12 months prior to the expiration of the Base Term, the scheduled expiration date of the Term shall be automatically extended for 12 months, and (2) if Tenant fails to deliver a Non-Extension Election Notice and fails to exercise its first Extension Right, the scheduled expiration date of the Term shall be automatically extended for 15 months. The provisions of this paragraph shall not apply as to the second Extension Right if Tenant does not properly exercise the first Extension Right under this Lease.

Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as agreed to by Landlord and Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the then market rental rate as agreed to by Landlord and agreed to by Tenant. In addition, Landlord may impose a market rent for the parking rights provided hereunder; provided, however, that Landlord shall not charge rent for parking rights during any Extension Term unless Landlord is required to do so by any Governmental Authority or as part of a traffic mitigation or similar such plan.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, or the expiration of any prior Extension Term, as applicable, Landlord and Tenant have not agreed upon the Market Rate and the rent escalations during the applicable Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b). If Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term and Landlord shall be obligated to extend the Term of this Lease for the Extension Term.

(b) Arbitration.

(i) Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent and any escalations for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

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(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater South San Francisco area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater South San Francisco area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d) Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(e) No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged for any reason.

(f) Termination. The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

41. Reimbursement Obligation and Early Termination Right.

(a) Reimbursement Obligation. Subject to the provisions of this Section 41(a), Tenant requested and Landlord agreed to cause the Building Shell Architect to commence design and pre-construction related work for the design and construction of the Building Shell and, if requested to do so by Tenant in writing, order the steel and production piles required for the Building Shell (collectively, the “Pre-Construction Work”). Notwithstanding anything to the contrary contained in this Lease or the Work

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Letter, Landlord and Tenant shall split all of the costs in connection with the Pre-Construction Work on a 50/50 basis with Tenant paying its share of any such costs within 30 days after receipt of an invoice for the same from Landlord; provided, however, that in no event shall Landlord’s share of such costs exceed $1 million until such time as Tenant waives or elects not to exercise the Termination Right (as defined below) provided for in the paragraph immediately below. Accordingly, Tenant shall be solely responsible for all costs in connection with the Pre-Construction Work in excess of $2 million. Tenant specifically acknowledges and agrees that the provisions of this paragraph (including, without limitation, Tenant’s obligation to pay  1/2 of the costs) shall apply to the costs of any Pre-Construction Work incurred by Landlord between the execution of the letter of intent with respect to this Lease on May 2, 2011, and the date of this Lease. Any failure on the part of Tenant to timely make any payments required under this Section 41(a) shall constitute a Tenant Delay. If Tenant waives or elects not to exercise the Termination Right, Landlord shall reimburse Tenant on or before April 15, 2012 (or 15 days after a waiver of the Termination Right prior to the Termination Date), for all Pre-Construction Work costs paid by Tenant to Landlord, including the Expense Payment if Tenant has previously paid the Expense Payment to Landlord. Tenant’s payment obligations under this Section 41(a) shall survive the early termination of this Lease. The costs of the Pre-Construction Work for which Tenant is responsible for a share shall be limited to Landlord’s actual third party out-of-pocket costs and shall not exceed $2 million except to the extent due to (a) costs for the steel or production pilings only if Tenant requests in writing that Landlord order the same pursuant to the following paragraph and only to the extent included in the Expense Payment, (b) costs for other items Tenant approves in writing to pay in full, subject to, if applicable, Landlord’s reimbursement obligation herein and (c) costs to design the Pedestrian Bridge, as to which Tenant shall be responsible for 100% of such costs, subject to Section 2(a) of the Work Letter. Notwithstanding anything to the contrary in this Lease, Tenant’s failure to request in writing that Landlord order the steel and production piles, or make any other expenditure that causes the cost of the Pre-Construction Work to exceed $2,000,000 prior to the Termination Date, shall in no event be considered a Tenant Delay.

Tenant’s request for Landlord to order the steel and production piles required for the Building Shell shall not be effective unless the same is accompanied by a payment to Landlord in the amount of $17,254,788 (“Expense Payment”) or unless Tenant has waived in writing its Termination Right. Tenant acknowledges and agrees that the Expense Payment is a good faith estimate by Landlord and Tenant of the costs Landlord may incur over and above the amounts which Tenant has specifically agreed to pay for pursuant to the provisions of the preceding paragraph) by March 31, 2012, in connection with design, permitting and construction of the Building. In no event shall Tenant be entitled to a refund of all or any portion of the Expense Payment unless Tenant waives the Termination Right or the Termination Right expires without Tenant have exercised the Termination Right.

(b) Early Termination Right. Tenant shall have the one time right to terminate this Lease (“Termination Right”) by delivering written notice (“Termination Notice”) to Landlord on or before March 30, 2012, of its election to terminate this Lease in which case this Lease shall terminate on the date of Landlord’s receipt of such written notice (“Termination Date”). If Tenant timely and properly exercises the Termination Right, Tenant shall have no further obligations under this Lease except for those accruing prior to the Termination Date (and including, without limitation, the costs of the Pre-Construction Work) and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease. If Tenant does not deliver to Landlord the Termination Notice within the time period provided in this paragraph, Tenant shall be deemed to have waived its Termination Right. If Tenant elects to waive its Termination Right in a written notice to Landlord, Tenant shall have no right thereafter to rescind such waiver.

42. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

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(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Financial Information. Upon Landlord’s request, Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 42(c) shall not apply.

(d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j) OFAC. Tenant, and to Tenant’s knowledge, all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any

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statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l) Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m) No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o) Construction of Remainder of Project. Tenant acknowledges that Landlord intends to construct other buildings at the Project in the future and that the same may adversely impact Tenant’s access to and use of the Project. In constructing additional improvements on the Project, Landlord shall endeavor to minimize disturbance to Tenant’s use of the Premises and/or Tenant’s parking rights.

(p) Roof Equipment. Subject to the provisions of this Lease, during the Term, Tenant may, at its sole cost, install, maintain, and from time to time replace mechanical, security and/or process equipment on the roof of the Building (collectively, “Roof Equipment”) for Tenant’s own business purposes or the business purposes of other occupants of the Building permitted under this Lease, at no additional rental expense to Tenant (other than reimbursing Landlord for any costs reasonably incurred by Landlord in connection with the exercise by Tenant of any rights granted to Tenant under this Section 42(p)); provided, however, that (i) Tenant shall obtain Landlord’s prior written approval of the proposed size, weight and location of the Roof Equipment and method for fastening the same to the roof, (ii) Tenant shall, at its sole cost, comply with reasonable requirements imposed by Landlord and all Legal Requirements and the conditions of any bond or warranty maintained by Landlord on the roof, (iii) Tenant shall be responsible for paying for any structural upgrades that may be reasonably required by Landlord in connection with the Roof Equipment, and (iv) Tenant shall remove, at its expense, at the expiration or earlier termination of this Lease, any Roof Equipment which Landlord requires to be removed at the time Landlord consents to the installation of such equipment, other than Roof Equipment installed as part of the Tenant Improvements, which may be surrendered by Tenant. Landlord shall have the right to supervise any roof penetration. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Roof Equipment. Tenant shall install, use,

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maintain and repair the Roof Equipment, and use the access areas, so as not to damage the Building or with the occupancy or activities of any other tenant of the Project. Landlord shall give Tenant written notice and 30 days to cure such interference before requiring Tenant to remove any Roof Equipment. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Roof Equipment except to the extent caused by the willful misconduct or negligence of Landlord or the default by Landlord in the performance of its obligations under this Lease.

(q) Hazardous Materials Storage Area. In connection with its use of the Premises, Tenant shall have the right, during the Term, to the use of certain space designated by Landlord on Exhibit I for the storage of chemicals, Hazardous Materials waste and other Hazardous Materials (“HazMat Safety Storage Area”). Tenant shall maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements in connection with the use of the HazMat Safety Storage Area. Tenant shall surrender the HazMat Safety Storage Area in accordance with the requirements of Section 28 hereof.

(r) New Generator. In connection with its use of the Premises, Tenant may install an emergency generator (a “New Generator”) as part of the Tenant Improvements, in a location shown on Exhibit J, and if such New Generator is installed as part of the Tenant Improvements and paid for out of the TI Allowance, the New Generator shall be the property of Landlord and may not be removed by Tenant. Tenant shall reimburse Landlord for any costs reasonably incurred by Landlord in connection with the exercise by Tenant of any rights granted to Tenant under this Section 42(r). Tenant shall, at its sole cost, comply with reasonable requirements imposed by Landlord and all Legal Requirements. Landlord shall have the right to supervise the installation of the New Generator. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance and/or use of the New Generator except to the extent caused by the willful misconduct or negligence of Landlord or the default by Landlord in the performance of its obligations under this Lease.

(s) Patio Area. In connection with its use of the Premises, Tenant shall have the exclusive right to use the outdoor patio area, if any, to be shown in an area to be mutually approved by the parties on the TI Construction Drawings (“Patio Area”); provided, however, that in all respects such Patio Area complies with all present and/or future approvals granted by the City of South San Francisco and all other Legal Requirements and rules and regulations applicable to the Project. Subject to the provisions of this Section 42(s), Tenant may place furniture outside of the Premises in the Patio Area. Tenant shall have all of the same obligations with respect to the Patio Area that Tenant has under this Lease with respect to the Premises, except that Tenant shall not be required to pay additional Base Rent with respect to any Patio Area. Tenant shall, at Tenant’s sole cost and expense, shall maintain any such Patio Area free of trash and debris. Tenant’s right to the Patio Area is neither transferable nor assignable except together with this Lease.

(t) Termination of 249 Lease. Tenant shall have the right to terminate this Lease by delivering written notice to Landlord within 30 days after the termination of the 249 Lease due to a condemnation or by Landlord due to a casualty if, at the time of such termination, 3 years or more remains under the Term of this Lease. If Tenant so elects to terminate this Lease, this Lease shall terminate 90 days after the date of Landlord’s receipt of such notice.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

ONYX PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Matthew K. Fust
Its:	CFO

LANDLORD:

ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, its managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, its general partner

		By:	/s/ Eric S. Johnson
		Its:	Eric S. Johnson
Vice President
Real Estate Legal Affairs

259 E. Grand/Onyx - Page 1

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

SERVICE YARD
SF
R & LOCKER
FLOOR PLAN LEGEND
TRUE NORTH

DGA planning | architecture | interiors

STAMP

BNB
BNBuilders

FIRST LEVEL OVERALL FLOOR PLAN

A-101

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FLOOR PLAN LEGEND
TRUE NORTH

DGA planning | architecture | interiors

BNB
BNBuilders

SECOND LEVEL OVERALL FLOOR PLAN

A-102

259 E. Grand/Onyx - Page 3

TRUE NORTH
FLOOR PLAN LEGEND
DGA planning | architecture | interiors
BNB
BNBuilders
THIRD LEVEL OVERALL FLOOR PLAN
A-103

259 E. Grand/Onyx - Page 4

FLOOR PLAN LEGEND
TRUE NORTH

DGA planning | architecture | interiors

BNB
BNBuilders

FOURTH LEVEL OVERALL FLOOR PLAN

A-104

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TRUE NORTH
FLOOR PLAN LEGEND

DGA planning | architecture | interiors

BNB
BNBuilders

FIFTH LEVEL OVERALL FLOOR PLAN

A-105

259 E. Grand/Onyx - Page 1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

DGA planning | architecture | interiors
ALEXANDRIA REAL ESTATE
WEST BUILDING
PHASE 1
SOUTH SAN FRANCISCO, CA
project
key plan
stamp
description
date
scale
job no.
SITE PLAN
PHASE 1
sheet name
A1.0
sheet no.
CABOT ROAD
TOTAL BUILDING AREA
PARKING REQUIREMENT
PROVIDED PARKING
WEST BUILDING
FIRE LANE
NORTH
EAST GRAND AVENUE

Work Letter – Tenant Build	259 E. Grand/Onyx - Page 1

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Lease Agreement (the “Lease”) dated as of November 1, 2011 by and between ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company (“Landlord”), and ONYX PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates David Benjamin and Matthew K. Fust (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b) Landlord’s Authorized Representative. Landlord designates Stephen Richardson and Rob Kain (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor. Landlord hereby approves of DGA Architects as Tenant’s architect and any of BNBuilders, Landmark Construction or XL Construction as Tenant’s contractor.

2. Tenant Improvements.

(a) Tenant Improvements Defined. Other than completing the Building Shell and funding the TI Allowance (as defined below) as provided herein and as otherwise expressly set forth in this Lease, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy. Nothing contained herein or in the Lease is intended to limit Landlord’s obligation to complete the Building Shell (subject to punch list items which do not materially impact Tenant’s use of the Premises) prior to Tenant’s completion of the Tenant Improvements. As used herein, “Tenant Improvements” shall mean all improvements to the Building (including the roof and outdoor areas serving the Building) desired by Tenant of a fixed and permanent nature other than those improvements included within the definition of Building Shell. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that the Tenant Improvements shall also be subject to obtaining the requisite approvals from the City of South San Francisco, any applicable architectural review boards, planning commission, city council and building department. As used herein, “Building Shell” shall mean a warm shell consistent with the warm shell delivered to Tenant under the 249 Lease including, without limitation, the following: the systems for the foundation, structural steel, curtain wall, roof, any structural or system upgrades that Landlord in its sole and absolute discretion elects to make in

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order to make the Building more readily convertible to use as laboratory space (including without limitation plumbing upgrades), restrooms, first floor lobbies, roof screen, elevators and elevator shafts, penthouse structures, mechanical yards, life safety generator, equipment pads, mechanical, electrical, plumbing systems, but not distribution throughout the Premises, and related parking and landscaping, and expressly excluding all hard and soft costs for finishes and any other improvement shown on the Building Shell Construction Drawings. Tenant shall have the right to review any structural or system upgrades that Landlord elects to make in order to make the Building more readily convertible to use as laboratory space but Tenant shall only have the right to withhold its approval, in the exercise of its reasonable discretion, with respect to any such upgrades which materially impact Tenant’s use of the Premises or would materially delay or increase the cost to Tenant of Tenant’s completion of the Tenant Improvements.

The Building Shell Schematic Plans (as hereinafter defined) include plans for the design and construction of a pedestrian bridge between the Building and the 249 Building (“Pedestrian Bridge”). Notwithstanding anything to the contrary contained in Section 6(d) below, Tenant shall be responsible for paying (either out of Tenant’s own funds or from the TI Allowance) for all costs incurred by Landlord in connection with the design, permitting and construction of the shell portion of the Pedestrian Bridge as described on Exhibit G not to exceed $1,500,000 except for Change Orders and Tenant Delays the costs of which Tenant shall be solely responsible for. Tenant acknowledges that all improvements to the shell portion of the Pedestrian Bridge shall be undertaken by Tenant as part of the construction of the Tenant Improvements and shall be paid for by Tenant (either out of Tenant’s own funds or from the TI Allowance).

(b) Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements within 90 days of the date hereof. Not more than 7 days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 30 days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings. Subject to the provisions of this Section 2, Landlord approves of the Tenant Improvements as described in Schedule 2 of this Work Letter for the first, second and third floors (with the understanding the third floor will be the same as the second floor) and shall not unreasonably withhold its consent to the TI Design Drawings or TI Construction Drawings to the extent consistent therewith. Landlord shall respond to any request for approval in this Work Letter within the time period set forth herein, or if no time period is specified, within 5 business days. If Landlord fails to respond within the required time period, Tenant may submit a second written request to Landlord for approval which notice shall specifically describe the approval being sought and state that Landlord’s failure to respond within 5 business days shall be deemed to constitute Landlord’s approval of the matter in question and that from the date Landlord’s approval was due until the earlier of Landlord’s response or the expiration of such 5 business day period shall constitute a Landlord Delay (as defined below); provided, however, that in no event shall the Landlord Delay actually commence unless and until Landlord’s receives written notice from Tenant notifying Landlord of the existence of such Landlord Delay

(c) Working Drawings. Not later than 15 business days following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI

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Design Drawings or otherwise reasonably approved by Landlord, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(d) Approval and Completion. If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Allowance (as defined in Section 5(d) below) or otherwise by Tenant, and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems (in which case Landlord shall make the final decision). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

(e) No Obligation to Build Tenant Improvements. Notwithstanding anything to the contrary in this Work Letter, Tenant’s failure to design or construct the Tenant Improvements or meet any of the time periods set forth in this Work Letter for construction of the Tenant Improvements shall not be a default under this Lease. Other than with respect to Landlord Delay as provided for in this Work Letter, nothing contained in this Work Letter shall delay the Rent Commencement Date.

3. Performance of the Tenant Improvements.

(a) Commencement and Permitting of the Tenant Improvements. Following the Weather-Tight Building Shell Delivery Date, Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the TI Allowance. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above. Notwithstanding anything to the contrary in this Lease, Landlord shall grant Tenant and its agents and contractors access to the Premises for purposes of commencing its construction of the Tenant Improvements therein prior to the Weather-Tight Building Shell Delivery Date so long as such entry does not unreasonably interfere with or delay Landlord’s construction of the Building Shell and Tenant complies with all of Landlord’s reasonable requirements in connection with such access and all of the other provisions of the Lease and this Work Letter except for the obligation to pay Base Rent and Operating Expenses.

(b) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s reasonable discretion if the matter concerns the structural components of the Building or any Building system.

(c) Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

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(d) Substantial Completion. Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to TI Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “TI Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

(e) Landlord Delay. As provided for in Section 2 of the Lease, the Outside Date shall be extended one day for each day that Substantial Completion of the Tenant Improvements is delayed due to Landlord Delay. As used herein, “Landlord Delay” shall mean any delay or failure to act by Landlord after the date hereof (other than a matter which qualifies as a Force Majeure or a delay by Tenant) within the time period required for such action pursuant to this Work Letter (or if no period is provided for then within a reasonable period of time after written request to Landlord from Tenant) which delay or failure actually causes or results in a delay in Substantial Completion of the Tenant Improvements. The general contractor for the Tenant Improvements shall make the determination regarding the date on which Substantial Completion of the Tenant Improvements would have occurred but for such Landlord Delay; provided, however, that Landlord may challenge such determination by naming an architect or general contractor reasonably acceptable to Tenant to make a final determination as to the Landlord Delay, if any. In no event shall a Landlord Delay commence unless and until Landlord receives written notice from Tenant notifying Landlord of the existence of such Landlord Delay.

4. TI Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(a) Tenant’s Right to Request TI Changes. If Tenant shall request changes (“TI Changes”), Tenant shall request such TI Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “TI Change Request”), which TI Change Request shall detail the nature and extent of any such TI Change. Such TI Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such TI Change Request within 5 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(b) Implementation of TI Changes. If Landlord approves such TI Change, Tenant may cause the approved TI Change to be instituted. If any TI Permit modification or change is required as a result of such TI Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

5. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed and shall be given within 5 business days of delivery thereof by Tenant. The Budget shall be based upon the TI Construction Drawings approved by Landlord.

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(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

1. a “Tenant Improvement Allowance” in the amount of $150.00 per rentable square foot in the Premises, which is included in the Base Rent set forth in the Lease; and

2. an “Additional Tenant Improvement Allowance” in the maximum amount of $10.00 per rentable square foot in the Premises, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease.

For the avoidance of any doubt, although the TI Allowance may be used for Tenant Improvements throughout the Building (including the roof and outdoor areas serving the Building), the TI Allowance is only calculated upon the square footage of the Premises and not any other portion of the Project. If Tenant does not elect to use any of the Additional Tenant Improvement Allowance, then references to TI Allowance herein, shall mean the Tenant Improvement Allowance.

Before commencing the Tenant Improvements, Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord. Tenant may adjust such amount from time to time during the course of construction of the Tenant Improvements. The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d), (ii) any TI Changes pursuant to Section 4 or (iii) any Changes to the Building Shell requested by Tenant and approved by Landlord. Tenant shall have no right to any portion of the TI Allowance that is not disbursed before 36 months after the Weather-Tight Building Shell Delivery Date. Notwithstanding the foregoing, any portions of the Tenant Improvement Allowance not used by Tenant in constructing the Tenant Improvements may be used for Alterations of a fixed and permanent nature to the Building after the Rent Commencement Date but in any event within 36 months after the Weather-Tight Building Shell Delivery Date.

(c) Costs Includable in TI Allowance. The TI Allowance shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings and the cost of Tenant’s project manager, all costs set forth in the Budget and the cost of TI Changes (collectively, “TI Costs”), and for changes to the Building Shell requested by Tenant and approved by Landlord. Notwithstanding anything to the contrary contained herein, the TI Allowance (whether used for the Tenant Improvements and/or Alterations) shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements but may be used for Tenant’s clean dry air and deionized water systems and Roof Equipment.

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of TI Minor Variations in excess of the TI Allowance. Notwithstanding the foregoing or anything to the contrary in this Lease, Landlord shall be responsible, at its sole cost and not as part of the TI Allowance, for any work required and costs incurred as part of the construction of the Tenant Improvements due to the presence of Hazardous Materials located on or about the Project prior to the date of this Lease.

(e) Payment for TI Costs. During the course of design and construction of the Tenant Improvements, Landlord shall reimburse Tenant for TI Costs once a month against a draw request in

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Landlord’s standard form attached hereto as Schedule 1, containing evidence of incurrence of such TI Costs by Tenant and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Allowance), Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors (except only conditional waivers for the work covered by the final draw request); (ii) as-built plans (one copy in print format and two copies in electronic CAD format and, if prepared, copies of any 3D Building Information Models) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Premises. Notwithstanding anything to the contrary contained herein, Tenant shall at all times have not less than a 10% retainage with respect its general contractor for the Tenant Improvements and as a condition to payment of any draw requests Landlord shall be entitled to confirm that the percentage of work completed is consistent with the percentage of payment then being sought.

(f) Security. Provided that Tenant is not in Default under this Lease (including the Work Letter), if Landlord defaults in its obligation to disburse any portion of the TI Allowance as required under this Work Letter and Tenant expends the sum in question as permitted under this Work Letter, Tenant may offset such undisbursed amounts against Rent next coming due under this Lease.

6. Building Shell.

(a) Drawings. Landlord and Tenant have approved schematic plans for the Building Shell, which include the Pedestrian Bridge, dated August 12, 2011 (the “Building Shell Design Development Plans”) and the basis of design for the Building Shell dated August 18, 2011 (the “Basis of Design”), each prepared by the Building Shell Architect. Landlord shall cause the Building Shell Architect to prepare and deliver to Tenant for review and comment construction drawings for the Building Shell (the “Building Shell Construction Drawings”), which Building Shell Construction Drawings shall be prepared substantially in accordance with the Building Shell Design Development Plans and the Basis of Design. Tenant shall deliver its written comments on the Building Shell Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not suggest changes to such plans that are inconsistent with the Building Shell Design Development Plans or the Basis of Design without submitting a Change Request. For the avoidance of doubt, Tenant’s request for clarifications or identification of errors with respect to the Building Shell Construction Drawings shall not require a Change Request. Landlord and the Building Shell Architect shall consider all such comments in good faith and, to the extent that Landlord agrees to make the change requested, which agreement shall not be unreasonably withheld or delayed, Landlord shall, within 10 business days after receipt, provide Tenant with revised plans in response to Tenant’s comments. Such review and revision shall continue until the Building Shell Construction Drawings are approved. Except pursuant to Change Requests by Tenant, Landlord shall not materially modify the Building Shell Construction Drawings without Tenant’s consent which will not be unreasonably withheld or delayed.

(b) Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean the work of designing, permitting and constructing the Building Shell.

(c) Commencement and Permitting. Landlord shall use commercially reasonable efforts to obtain, promptly upon the approval of the Building Shell Construction Drawings, a building permit (the “Building Shell Permit”) authorizing the construction of the Building Shell consistent with the Building Shell Construction Drawings approved by both parties and commence construction of the Building Shell upon obtaining the Building Shell Permit.

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(d) Completion of Landlord’s Work. Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the Building Shell Permit subject, in each case, to Minor Variations and normal “punch list” items, both of which are of a non-material nature and do not interfere with Tenant’s Permitted Use of the Premises (“Substantial Completion”). Subject to the other provisions of the Lease and this Work Letter, Landlord shall be responsible for the cost of Landlord’s Work. Following the placement of the order for the steel for the Building Shell, Landlord shall provide tenant with a construction schedule. Subject to Force Majeure delays, Tenant Delays and Changes, Landlord shall endeavor to Substantially Complete Landlord’s Work in accordance with such construction schedule. Upon Substantial Completion of Landlord’s Work, Landlord shall require the Building Shell Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit provided such changes are not material; (ii) to comply with any request by Tenant for modifications to Landlord’s Work; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work that are not material.

(e) Delivery of the Premises. Tenant’s taking Delivery of the Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the Building Shell Construction Drawings (subject to Minor Variations and such other Changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within a reasonable period of time. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within a reasonable period of time, in which case Landlord shall have no further obligation with respect to such Construction Defect other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor.

(f) Warranties. Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Tenant. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items related to Landlord’s Work.

(g) Changes. Any changes (“Changes”) requested by Tenant with respect to the design and/or construction of the Building Shell that differ from or are inconsistent with Landlord’s plans prepared in accordance with this Work Letter shall be requested and instituted in accordance with the provisions of this Section 6(g). If Tenant shall request Changes, Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord and Tenant shall work together in good faith to address Tenant’s concerns but Landlord shall have the right to make the final decision regarding the base Building and structural components of the Building. Landlord shall submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the estimated additional cost or savings involved, including, without limitation, architectural and engineering costs and the estimated period of time, if any, that the Change will extend the date on which Landlord’s Work will be in the condition required for the Weather-Tight Building Shell Delivery Date beyond the Target Commencement Date. Any such delay in the amount set forth in such analysis shall be a Tenant Delay. If Tenant: (i)

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approves in writing the cost or savings and the amount of Tenant Delay, if any, and (ii) agrees to pay Landlord any increase in costs to complete the Building Shell as a result such Change, which may be paid with the TI Allowance (“Change Order”), Landlord shall cause the Change, if approved by Landlord, to be instituted. The amount of any increased costs set forth in a Change Order shall be final and binding on Landlord and Tenant if and only if the contractor is willing to agree in writing to cap the cost of the applicable Change at the amount set forth in the applicable Change Order.

7. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c) Tenant Improvements. The construction of the Tenant Improvements shall be governed by this Work Letter and the provisions of Section 12 of the Lease shall not apply thereto.

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Schedule 1

Landlord’s Form Draw Request

Onyx Pharmaceuticals

Onyx Pharmaceuticals, Inc.
249 East Grand, San Francisco, CA
Tenant Improvement Reimbursement Request

Date: 10/1/2010

Rentable Square Feet		57,755	RSF	
Tenant Improvement Allowance				
Tier 1	$	193.46	$	11,173,282.30
Tier 2	$	20.00	$	1,155,100.00
Tier 3				
Total Tenant Improvement Allowance				**12,328,382**

TENANT IMPROVEMENT DRAW REQUEST: Sample

Past Invoices
Current Invoices
Back-up Attached

No	Vendor	Date	Invoice No	Gross Amt	Retention	Net Amount	% Complete	ARE Amount Paid	Date Submitted to ARE	Date Paid by ARE
	Architect Invoice #01	09/15/10	3479	50,000.00	5,[illegible]	45,000.00	5%	45,000.00	09/01/10	09/30/10
1	Architect Invoice #02	09/15/10	3492	80,000.00	8,0[illegible]	72,000.00	10%			
	Contractor Invoice #1	09/15/10	precon	120,00[illegible]		[illegible]20,000.00	85%	120,000.00	09/01/10	09/30/10
2	City Permit Costs	09/20/10	2010-45793	4[illegible]	-	40,000.00	100%			
		---	---			$0.00	0%			
	Total Reimbursement Request for TI Allowance			[illegible]	[illegible]0.00	277,000.00		$165,000.00		
	Total Payment Request This Period (Period - September 2010)					**112,000.00**				
	Total Payment Request To Date							$277,000.00		
	Total Allowance Remaining							$12,051,382.30		

SAMPLE

Total Draw Request **112,000.00**

Dated 02/04/09

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Schedule 2

Proposed Tenant Improvements

39'-3⅜"
30'-0"
30'-0"
30'-0"
30'-0"
30'-0"
ENTRANCE CANOPY ABOVE
CONF.
CONF.
CONF.
LOBBY
TRAINING ROOM
LARGE CONF.
LOADING
SHIPPING/ RECEIVING
STORAGE ROOM
FAN ROOM
SERVERY
FUTURE KITCHEN
DATA RISER
LOBBY
LARGE CONF.
LARGE CONF.
LARGE CONF.
DINING
ELEC.
FIRE PUMP
STOR.
45'-0"
35'-0"
ENTRANCE CANOPY ABOVE

AUGUST 8, 2011

SCALE 1/32" = 1'-0"

ONYX PHARMACEUTICALS

259 EAST GRAND AVENUE
FIRST FLOOR PLAN

DGA planning | architecture | interiors

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259 E. Grand/Onyx - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this              day of             ,         , between ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company (“Landlord”), and ONYX PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated             , 2011 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is             ,         , the Rent Commencement Date is             ,          and, subject to the terms of the Lease which provide for an extension of the scheduled termination date, the termination date of the Base Term of the Lease shall be midnight on             ,         . In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes except for the provisions of the Lease which provide for an extension of the scheduled termination date.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

ONYX PHARMACEUTICALS, INC., a Delaware corporation

By:
Its:

LANDLORD:

ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
its managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
its general partner

By:
Its:

Rules and Regulations	259 E. Grand/Onyx - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Except as provided for in Sections 42(p) through (t) of the Lease, Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall make reasonable efforts to maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, exterior electrical lights and fixtures, or any other service equipment affecting the Premises.

12. Except as provided in Section 42(q) of the Lease, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

Rules and Regulations	259 E. Grand/Onyx - Page 2

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking (except for food preparation and service consistent with Tenant’s business and the Permitted Use) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

259 E. Grand/Onyx - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

.

259 E. Grand/Onyx - Page 1

EXHIBIT G TO LEASE

PEDESTRIAN BRIDGE

September 9, 2011

Steve Richardson

Alexandria Real Estate Equities

srichardson@are.com

Re:	Lump Sum Bridge Proposal

259 East Grand Avenue

South San Francisco

Dear Steve,

Please find enclosed the detailed estimate for the bridge adjoining 249 to 259 East Grand. Pricing is based on the 9.2.11 architectural design by DGA and foundation information provided by Geomatrix. BNBuilders has included the foundations, superstructure, exterior skin, roofing with walkable roof pavers and handrails, and doors at both buildings to enter the bridge space. We have included modifications to the skin of 249 E. Grand to accommodate the bridge. Roof drains and shell fire sprinklers have been included in our pricing. We have included a deluge fire protection system 10 feet around the entrance to each side of the bridge to achieve a two-hour rating per the attached sketch.

The following components are assumed to be completed with the Tenant Improvement and are not included in this pricing:

•	Mechanical Systems (HVAC)

•	Plumbing for future condensate if required

•	Electrical Systems

•	Interior TI work to accommodate bridge at 249 E. Grand existing space

•	Interior furring, ceilings, flooring, column wraps within the bridge

BNBuilders will guarantee this as a lump sum maximum price of $1,351,299 per the attached detailed estimate.

We look forward to our continued successful design and construction of the 259 East Grand Project. Should you have any questions on the attached, please do not hesitate to contact me.

Sincerely,

Darcie Reynolds
BNBuilders

cc: Mike Jackson, BNBuilders

201 Redwood Shores Parkway, Suite 125

Redwood City, California 94065

T: 650.227.1957

F: 650.227.1958

www.bnbuilders.com

CA Contractor License #903798

Building Solutions.

259 E. Grand/Onyx - Page 2

259 East Grand Bridge Cost Study

Bridge	Option 4
	2nd Level Single Story Walkable Roof
Foundations/Substructure
Piles/Piers		$38,500
Cap		$25,500
Superstructure
Structural Steel (tons)	22.5	$123,750
Fireproofing		$15,390
Metal Deck		$16,416
Fill Over Metal Deck		$24,624
EJ’s		$40,800
Skin
Curtain Wall		$240,390
Framing at Parapet		$9,000
Metal Panels @ Backside of Parapet		$19,590
Metal Panel Soffit & Skin		$97,680
Metal Panel Cap @ 249 E Grand Tie-In		$1,760
Column Clad		$36,000
Storefront Doors @ 3rd		$20,800
(E) Skin/Tie-In Modification		See Below
Rail		$67,450
Roof
Roof & Flashings		$16,416
Roof Pavers		$28,728
TI’s
Floor		By Tenant
Fire Doors @ 2nd Level		$12,000
Frame & Rock Fire Separation Opening		$96,750
Column Covers		By Tenant
Ceiling		By Tenant
TI Modifications within 249 E Grand		By Tenant
Mechanical
Plumbing		$15,000
HVAC		By Tenant
Fire Protection		$10,260
Deluge System at Skin		$50,000
Electrical		By Tenant
(E) Skin/Tie-In Modification		$76,016
(N) Skin/Tie-In Premium		$9,560
Hoist, Scaffold,		$50,000
Design Fees		$61,044
Contigency		$48,125
Fee & LI		$50,050

Estimated Cost		$1,301,299

Contractor’s Contingency for 50% Design		$50,000.00

Total Lump Sum Cost		$1,351,299

259 E. Grand/Onyx - Page 3

DGA planning | architecture | interiors
BNB
BNBuilders
BRIDGE PLANS
A-407
Metal Panels Below Bridge 1,064.0
Roof Area 1,025.7
Handrails 142.4
Expansion Joints 26.3
Fire Separation Wall 27.8
Length 77.1
Columns 4.2

259 E. Grand/Onyx - Page 4

DGA planning | architecture | interiors
BNB
BNBuilders
BRIDGE ELEVATIONS AND SECTIONS
A-408
Metal Panels 564.2
Curtainwall 2,670.8
259 Modifications to Skin 436.3
Height @ 249 22.9
Height @ 259 20.8
GFRC Cap 21.6

259 E. Grand/Onyx - Page 5

DGA planning | architecture | interiors
BNB
BNBuilders
PENTHOUSE ELEVATIONS AND BRIDGE SECTIONS
A-409

Metal Panels @ Backside of Parapet 326.5

259 E. Grand/Onyx - Page 6

WALLS WITHIN 10-FEET OF BRIDGE (ABOVE, BELOW TO EACH SIDE) SHALL BE TWO-HOPUR RATED OPENINGS WITHIN THIS ZONE SHALL BE 3/4-HOUR FIRE RATED.
EXCEPTION: WALL AND GLASS SEPARATING THE INTERIOR OF THE BUILDING FROM THE PEDESTRIAN WALKWAY SHALL BE PROTECTED BY AN AUTOMATIC SPRINKLER SYSTEM IN ACCORDANCE WITH 903.3.1.1 AND THE SPRINKLER SYSTEM SHALL COMPLETELY WET THE ENTIRE SURFACE OF INTERIOR SIDES OF THE WALL OR GLASS WHEN ACTUATED.

DGA planning | architecture | interiors

BNB

BNBuilders

BRIDGE ELEVATIONS AND SECTIONS

A-408

259 E. Grand/Onyx - Page 1

EXHIBIT H TO LEASE

APPROVED SIGNAGE

Landlord acknowledges that it approves, in concept, Tenant’s proposed signage as narratively described below, subject to (a) Landlord’s review and approval of detailed specifications and/or drawings depicting the proposed manner of attachment of any exterior building signage (in order to determine the integrity, water tightness and other characteristics of the exterior walls will not be jeopardized by such attachment) and (b) applicable governmental approvals and other requirements set forth in the lease.

1. Tenant may install, up to 36” high, brushed/painted aluminum or other weather proof material, cut corporate signage and logo, mounted to the existing monument signage at the northern-most entrance to the Premises. The signage will contain the Onyx “virus” logo with the corporate name “Onyx Pharmaceuticals”.

2. Onyx will affix signage on the top portion of the Premises facing East Grand Avenue. The Onyx “virus” logo and corporate name will be affixed to the fascia of the building and will be back rear-illuminated.

Notwithstanding the foregoing, all of Tenant’s signage shall be required to comply with applicable Legal Requirements.

259 E. Grand/Onyx - Page 1

EXHIBIT I TO LEASE

HAZARDOUS MATERIALS STORAGE AREA

259 EAST GRAND
10'-8" X 12'-6"
SLIDING GATE
CR
UP
ELECTRICAL
107
FIRE PUMP
108
SERVICE
YARD
001
OPTIONAL
HAZ-MAT
STORAGE

259 E. Grand/Onyx - Page 1

EXHIBIT J TO LEASE

SITE PLAN

November 1, 2011

Onyx Pharmaceuticals, Inc.

249 East Grand Avenue

South San Francisco, CA 94080

Attention: General Counsel

Re:	259 East Grand Avenue, South San Francisco/Letter Agreement

Ladies and Gentlemen:

Reference is made to that certain Lease of even date herewith between you, as “Tenant,” and ARE-San Francisco No. 12, LLC, a Delaware limited liability company, as “Landlord” (the “Lease”). Initially capitalized terms not specifically defined in this letter agreement are intended to have the meanings set forth for such terms in the Lease.

This letter agreement is intended to modify the terms of Section 7 of the Lease and items 3 and 8 of Exhibit E of the Lease with respect to the meaning of “Permitted Use” under the Lease.

This will confirm that the parties agree that the Permitted Use of the Premises may include use of a portion of the Premises as a vivarium for the housing and use in medical research of rodents and other small animals, but not primates or larger animals.

The parties will make a commercially reasonable effort to keep the subject matter of this letter agreement confidential between them, and will not voluntarily disclose to any person the contents of this letter agreement except (a) as may be required in connection with any legal, administrative or regulatory proceeding or requirement related to the content of the Lease, and (b) to Landlord’s and Tenant’s auditors, attorneys, consultants, lenders and prospective purchasers in the ordinary course, as applicable, of Landlord’s and Tenant’s operations.

By this letter agreement, the parties make no other change to the terms of the Lease with respect to the Permitted Use.

Onyx Pharmaceuticals, Inc.

                        , 2011

Please acknowledge your agreement to the terms of this letter agreement by countersigning below.

Sincerely,

ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Eric S. Johnson
		Its:	Eric S. Johnson
Vice President
Real Estate Legal Affairs

Acknowledged and agreed as of the date first written above:

ONYX PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Matthew K. Fust
Its:	CFO